EXHIBIT 99 - CONTENT OF EARNINGS RELEASE DATED JULY 20, 2004


   SAVANNAH BANCORP REPORTS SECOND QUARTER EARNINGS INCREASE OF 9.8 PERCENT



SAVANNAH, Ga.--(BUSINESS WIRE)--July 20, 2004--The Savannah Bancorp (Nasdaq:
SAVB) reported net income for the second quarter 2004 of $1,277,000, up 9.8 percent from $1,163,000 in the second quarter 2003. Net income per diluted share was 38 cents compared to 35 cents per share in the second quarter of 2003, an increase of 8.6 percent. For the first half of 2004, net income was $2,417,000, a 7.9% increase over $2,240,000 in the first six months of 2003. Earnings per diluted share were 72 cents, 7.5% over 2003 diluted earnings per share of 67 cents. Adjusted for the $80,000 impact of net startup costs related to the company's Harbourside Mortgage loan production office at Hilton Head Island, SC, net income increased 11.5% for the first six months.

Total assets increased 26 percent to $568 million at June 30, 2004, up from $452 million a year earlier. $50 million in assets is attributable to the Harbourside division, which commenced operations in October, 2003. Loans, excluding $26 million in loans held for sale, totaled $444 million compared with $355 million one year earlier, an increase of 25 percent. Deposits totaled $449 million at June 30, 2004 and $375 million at June 30, 2003, an increase of 20 percent. Demand, savings and money market accounts increased 10 percent over the prior year as a result of continued focus on core deposit growth.

Nonperforming assets decreased to $510,000 or 0.11 percent of total loans at June 30, 2004 from $684,000 or 0.16 percent of total loans at March 31, 2004 and $2,537,000 or 0.71 percent of total loans at June 30, 2003. Net loan losses for the first half of 2004 were $99,000 or 0.05 percent of average loans on an annualized basis. Provision for loan losses for the first six months was $875,000 in 2004 and $535,000 in 2003.

For the first six months of 2004 compared to the same period in 2003, net interest income increased 16 percent, other income increased 19 percent and other expenses increased 17 percent. Adjusted for Harbourside Mortgage results, net interest income increased 8 percent, other income increased 6 percent and other expenses increased 5 percent.

"We are very pleased with our growth and earnings in the first half of 2004," said G. Mike Odom, Jr., Chief Executive Officer. "Excluding the impact of our Harbourside expansion, assets grew 15 percent while overhead increased 5 percent, evidence of improved efficiencies and growing into the capacity that we have developed over the past two years. Harbourside Mortgage has been very well received in the Hilton Head market and is on track to contribute profits this year."

"Continued strong growth and performance across our markets support our belief that customers want and enjoy our high touch style of relationship banking. The tremendous efforts of our lending groups and support staff are reflected in another excellent quarter," said John C. Helmken, II, President. Today, the Board of Directors approved a quarterly cash dividend of 16.5 cents per share to shareholders of record on July 30, 2004 payable on August 16, 2004.

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The Savannah Bancorp, Inc. (SAVB), a bank holding company for The Savannah Bank,
N.A. and Bryan Bank & Trust (Richmond Hill, GA), is headquartered in Savannah, GA. Harbourside Mortgage Company, a division of The Savannah Bank, N.A., is a loan production office on Hilton Head Island, SC that began business on October 1, 2003. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.











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                   The Savannah Bancorp, Inc. and Subsidiaries
                       Second Quarter Financial Highlights
                             June 30, 2004 and 2003
                                   (Unaudited)
                       (thousands, except per share data)

Balance Sheet Data                                                 %
at June 30                                    2004      2003     Change
---------------------------------------  ---------- ---------   -------
Total assets                             $ 568,225  $ 452,358      26
Interest-earning assets                    541,420    423,716      28
Loans                                      444,372    354,908      25
Allowance for loan losses                    5,843      4,797      22
Nonperforming assets                           510      2,537     (80)
Deposits                                   449,368    375,032      20
Interest-bearing liabilities               449,870    344,559      31
Shareholders' equity                        37,726     35,856     5.2
Allowance for possible
   loan losses to total loans                 1.31%      1.35%   (2.6)
Nonperforming assets to total                 0.11%      0.71%    (84)
   loans
Loan to deposit ratio                        98.89%     96.43%    2.5
Equity to assets                              6.64%      7.93%    (16)
Tier 1 capital to risk-
   weighted assets                            9.65%(a)   9.66%   (0.1)
Book value per share                      $  11.47  $   10.93     4.9
Outstanding shares                           3,290      3,282     0.2

Performance Ratios
--------------------------------------- -------------------- ---------
                                                                  %
For the Second Quarter                        2004      2003    Change
---------------------------------------  --------- --------- ---------

Net income                                 $ 1,277    $ 1,163     9.8
Return on average assets                      0.94%      1.06%    (11)
Return on average equity                     13.65%     13.14%    3.9
Net interest margin                           3.73%      3.95%   (5.6)
Efficiency ratio                             59.94%     60.73%   (1.3)

Per share data:
Net income - basic                         $  0.39    $  0.35      11
Net income - diluted                       $  0.38    $  0.35     8.6
Dividends                                  $ 0.165    $ 0.160     3.1

Average shares:
Basic                                        3,287      3,282     0.2
Diluted                                      3,371      3,343     0.8

                                                                  %
For the First Six Months                      2004      2003    Change
---------------------------------------  --------- --------- ---------
Net income                                 $ 2,417    $ 2,240     7.9
Return on average assets                      0.93%      1.05%    (11)
Return on average equity                     13.00%     12.81%    1.5
Net interest margin                           3.78%      4.00%   (5.5)
Efficiency ratio                             59.98%     61.46%   (2.4)

Per share data:
Net income - basic                         $  0.74    $  0.68     8.8
Net income - diluted                       $  0.72    $  0.67     7.5
Dividends                                  $ 0.325    $ 0.320     1.6

Average shares:
Basic                                        3,284      3,281     0.1
Diluted                                      3,364      3,342     0.7

(a) Estimated

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                   The Savannah Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                             June 30, 2004 and 2003
                                   (Unaudited)
     ----------------------------------------------------------------------
                    (Amounts in thousands, except share data)

                                                        June 30,
                                                  -------------------
                                                      2004      2003
                                                  --------- ---------
Assets
Cash and due from banks                           $ 14,813  $ 16,359
Interest-bearing deposits                           18,896    15,817
Federal funds sold                                   6,275    12,959
Investment securities,
   available-for-sale                               45,868    43,958
Loans held for sale                                 26,277         0
Loans                                              444,372   354,908
Less allowance for loan losses                       5,843     4,797
------------------------------------------------- --------- ---------
        Net loans                                  438,529   350,111
Premises and equipment, net                          4,713     4,667
Other real estate owned                                220       117
Bank-owned life insurance                            5,246     5,000
Other assets                                         7,388     3,370
------------------------------------------------- --------- ---------
        Total assets                              $568,225  $452,358
================================================= ========= =========

Liabilities
Deposits:
   Noninterest-bearing demand                     $ 77,270  $ 70,294
   Interest-bearing demand                          85,625    82,025
   Savings                                          18,654    15,727
   Money market accounts                            76,587    66,665
   Time, $100,000 and over                          68,621    61,643
   Time, $100,000 - broker                          46,280         0
   Other time deposits                              76,331    78,678
------------------------------------------------- --------- ---------
        Total deposits                             449,368   375,032
Securities sold under repurchase
   agreements                                       25,019    15,264
Other short-term borrowings                         25,551     4,040
FHLB long-term advances                             21,016    20,517
Subordinated debt                                    6,186         0
Other liabilities                                    3,359     1,649
------------------------------------------------- --------- ---------
        Total liabilities                          530,499   416,502
------------------------------------------------- --------- ---------

Shareholders' Equity
 Common stock, par value $1 per
    share: authorized 79,860,000
    shares; issued 3,290,223 in 2004
    and 2003                                         3,290     3,290
 Preferred stock, par value $1:
    authorized 10,000,000 shares                         -         -
Capital surplus                                     25,054    25,109
Retained earnings                                    9,315     6,612
Treasury stock, at cost, 226 and
   8,321 shares in 2004 and 2003                        (4)     (147)
Net unrealized gains on
   available-for-sale securities                        71       992
------------------------------------------------- --------- ---------
        Total shareholders' equity                  37,726    35,856
------------------------------------------------- --------- ---------
        Total liabilities and
           shareholders' equity                   $568,225  $452,358
================================================= ========= =========

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                   The Savannah Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
               Second Quarter and First Six Months, 2004 and 2003
                                   (Unaudited)
     ----------------------------------------------------------------------
                  (thousands, except per share data)

                                         For the              For the
                                         Quarter            Six Months
                                          Ended               Ended
                                         June 30,            June 30,
                                       2004    2003        2004     2003
------------------------------------ ------- -------    -------- --------
Interest income                      $6,687  $5,735     $12,911  $11,412
Interest expense                      1,943   1,691       3,676    3,424
------------------------------------ ------- -------    -------- --------
Net Interest Income                   4,744   4,044       9,235    7,988
Provision for loan losses               415     265         875      535
------------------------------------ ------- -------    -------- --------
Net interest income after
  provision for loan losses           4,329   3,779       8,360    7,453
------------------------------------ ------- -------    -------- --------
Other Income
Trust fees                              106     100         214      192
Service charges on deposit
  accounts                              399     394         791      800
Gain on sale of mortgage loans, net     333     246         475      418
Gain on sale other real owned, net        0       0          91        0
Other income                            204     129         409      250
------------------------------------ ------- -------    -------- --------
   Total other income                 1,042     869       1,980    1,660
------------------------------------ ------- -------    -------- --------
Other Expense
Salaries and employee benefits        2,052   1,650       3,961    3,297
Occupancy expense                       459     414         906      827
Equipment expense                       266     218         525      427
Other operating expenses                691     600       1,335    1,198
------------------------------------ ------- -------    -------- --------
   Total other expenses               3,468   2,882       6,727    5,749
------------------------------------ ------- -------    -------- --------
Income before provision for
   income taxes                       1,903   1,766       3,613    3,364
Provision for income taxes              626     603       1,196    1,124
------------------------------------ ------- -------    -------- --------
Net Income                           $1,277  $1,163     $ 2,417  $ 2,240
==================================== ======= =======    ======== ========

Per Share:
Net income - basic                   $ 0.39  $ 0.35      $ 0.74   $ 0.68
==================================== ======= =======    ======== ========
Net income - diluted                 $ 0.38  $ 0.35      $ 0.72   $ 0.67
==================================== ======= =======    ======== ========


    CONTACT: The Savannah Bancorp, Inc., Savannah
             G. Mike Odom, Jr., 912/629-6486
             or Robert B. Briscoe, 912/629-6525

    SOURCE: The Savannah Bancorp, Inc.

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